Exhibit 10.1

Execution Copy

Confidential treatment has been requested for portions of this document.  This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request.  Omissions are designated by the symbol […***…].  A complete version of this document has been filed separately with the Securities and Exchange Commission.

AIRCRAFT SALE AGREEMENT

dated as of March 3, 2010

among

SUNRISE ASSET MANAGEMENT, LLC

as BUYER,

AERCAP PARTNERS I LIMITED,

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

not in its individual capacity, but solely as owner trustee

under the MSN 26963 Trust Agreement,

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

not in its individual capacity, but solely as owner trustee

under the MSN 26964 Trust Agreement

as SELLERS

TABLE OF CONTENTS

1.		SUMMARY OF TRANSACTION	5
	1.1	Description of Aircraft	5
	1.2	Country of Registration Prior to Sale	5
	1.3	Sale Date and Location	6
	1.4	Sale Price	6
	1.5	SELLER’s Bank Account	6
2.		DEFINITIONS	6
	2.1	General Definitions	6
3.		PLACE AND DATE OF SALE	11
	3.1	Aircraft Location at Time of Sale	11
	3.2	Sale Date	11
	3.3	Delay	12
	3.4	Total Loss, Material Non-Conformity or Other Damage Prior to Sale	12
4.		SALE PRICE	13
	4.1	Commitment Fee	13
	4.2	Sale Price	13
	4.3	Payment of Sale Price Balance	13
	4.4	SELLER’s Bank Account	14
5.		TECHNICAL ACCEPTANCE	14
	5.1	Off-Lease Aircraft	14
	5.2	Leased Aircraft	15
6.		EXTENSION OF LEASED AIRCRAFT	16
	6.1	Extension on Same Terms and Conditions	16
	6.2	Extension on Different Terms and Conditions	17
7.		CONDITION OF AIRCRAFT AT SALE	17
	7.1	Condition at Sale	17
	7.2	Disclaimer	17
	7.3	Deficiencies and Delays	18
	7.4	Final Sale Date	18
8.		CONDITIONS PRECEDENT AND OTHER DOCUMENTARY REQUIREMENTS	18
	8.1	Conditions to BUYER’s Obligations	18
	8.2	Conditions to SELLER’s Obligations	20
	8.3	Registrations Prior to, At and After Closing	21
9.		SELLER ASSIGNMENT OF RIGHTS AND WARRANTIES	21
	9.1	Assignable Warranties	21
	9.2	Non-Assignable Warranties	21
10.		EXPENSES AND TAXES	22
	10.1	Costs and Expenses of Sale	22
	10.2	Sales Taxes	22
	10.3	After-Tax Basis	23
	10.4	Timing of Payment	23
	10.5	Contests	23
	10.6	Refunds	24
	10.7	Cooperation	24
11.		INDEMNITIES	24
	11.1	General Indemnity	24
	11.2	Exception to General Indemnities	24
	11.3	After-Tax Basis	25
	11.4	Timing of Payment	25
	11.5	Subrogation	26
	11.6	Notice	26
	11.7	Refunds	26

	11.8	Defense of Claims	26
	11.9	Other Indemnification	26
12.		INSURANCE	26
	12.1	Liability Insurance	26
	12.2	[RESERVED]	27
	12.3	Certification	27
13.		REPRESENTATION AND WARRANTIES OF SELLER	27
	13.1	Corporate Status	27
	13.2	Governmental Approvals	27
	13.3	Binding	28
	13.4	No Breach	28
	13.5	Title to Aircraft	28
	13.6	No Sovereign Immunity	28
	13.7	No Suits	28
	13.8	General Obligations	28
14.		REPRESENTATIONS AND WARRANTIES OF BUYER	29
	14.1	Corporate Status	29
	14.2	Governmental Approvals	29
	14.3	Binding	29
	14.4	No Breach	29
	14.5	Licenses	29
	14.6	No Sovereign Immunity	30
	14.7	No Suits	30
	14.8	General Obligations	30
	14.9	Sale or Lease to Non-Permitted States, Countries or Jurisdictions	30
15.		TERMINATION OF AGREEMENT; REMEDIES for breach	30
	15.1	Termination of Agreement	30
16.		NOTICES	31
	16.1	Manner of Sending Notices	31
	16.2	Notice Information	32
17.		GOVERNING LAW AND JURISDICTION	32
	17.1	New York Law	32
	17.2	Jurisdiction	33
	17.3	Waiver of Jury Trial	33
18.		MISCELLANEOUS	33
	18.1	No Brokers	33
	18.2	Confidentiality	34
	18.3	Rights of Parties	34
	18.4	Further Assurances	34
	18.5	Use of Word “Including”	34
	18.6	Headings	34
	18.7	Invalidity of any Provision	35
	18.8	Time of the Essence	35
	18.9	Amendments in Writing	35
	18.10	Assignment	35
	18.11	Entire Agreement	35

EXHIBITS

EXHIBIT A	Aircraft Description
EXHIBIT B	Base Sale Price
EXHIBIT C	Form of Acceptance Certificate
EXHIBIT D	Form of Bill of Sale
EXHIBIT E	Lease Agreements
EXHIBIT F	Off-Lease Aircraft Delivery Conditions
EXHIBIT G	[Intentionally Omitted]
EXHIBIT H	Form of Technical Acceptance Certificate
EXHIBIT I	Form of Guarantee
EXHIBIT J	Confidential Amounts

AIRCRAFT SALE AGREEMENT

                         THIS AIRCRAFT SALE AGREEMENT is made and entered into as of this 3rd day of March, 2010.

BETWEEN AND AMONG:

                         (i)               SUNRISE ASSET MANAGEMENT, LLC, a limited liability company organized under the laws of Nevada, whose address and principal place of business is at 8360 S. Durango Drive, Las Vegas, Nevada 89113, USA (“BUYER”);

                         (ii)             AERCAP PARTNERS I LIMITED, a company limited by shares organized under the laws of Ireland, whose address and principal place of business is at AerCap House, Shannon, County Clare, Ireland (with respect to the Leased Aircraft, “SELLER”, and, with respect to the Off-Lease Aircraft, “OWNER PARTICIPANT”);

                         (iii)            WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, whose address and principal place of business is at 299 South Main Street, 12th Floor, Salt Lake City, Utah 84111, USA, not in its individual capacity, but solely as owner trustee under the MSN 26963 Trust Agreement (“MSN 26963 OWNER TRUSTEE”, and, together with OWNER PARTICIPANT collectively, “SELLER” with respect to the Off-Lease Aircraft bearing manufacturer’s serial 26963); and

                         (iv)             WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, whose address and principal place of business is at 299 South Main Street, 12th Floor, Salt Lake City, Utah 84111, USA, not in its individual capacity, but solely as owner trustee under the MSN 26964 Trust Agreement (“26964 OWNER TRUSTEE” and, together with OWNER PARTICIPANT collectively, “SELLER” with respect to the Off-Lease Aircraft bearing manufacturer’s serial 26964).

                         The subject matter of this Agreement is six (6) used Boeing 757-200 aircraft as further described in Exhibit A attached hereto, which SELLER desires to sell to BUYER and BUYER desires to purchase from SELLER.  For the avoidance of doubt, where the term “SELLER” is used in this Agreement or the other Operative Documents, it shall refer to the SELLER for the individual Aircraft owned by such SELLER.

                         In consideration of and subject to the mutual covenants, terms and conditions contained in this Agreement, SELLER and BUYER agree as follows:

1.                                                                  SUMMARY OF TRANSACTION

                                                                            The following is a summary of the sale transaction between SELLER and BUYER. It is set forth for the convenience of the parties only and will not be deemed in any way to amend, detract from or simplify the other provisions of this Agreement or the other Operative Documents.

1.1                                                           Description of Aircraft

                                                                            Six (6) used Boeing 757-200 aircraft as further described in Exhibit A.

1.2                                                           Country of Registration Prior to Sale

With respect to the Off-Lease Aircraft, the United States of America.  With respect to the Leased Aircraft, […***…].

1.3                                                           Sale Date and Location

For each Off-Lease Aircraft, on or prior to March 31, 2010, at the Delivery Location for such Off-Lease Aircraft.

For each Leased Aircraft, the respective Lease Expiry Date for such Leased Aircraft, at the Delivery Location for such Leased Aircraft.

1.4                                                           Sale Price

For each Aircraft, the Sale Price for such Aircraft.

1.5                                                           SELLER’s Bank Account

[…***…]

2.                                                                  DEFINITIONS

Except where the context otherwise requires, the following words have the following meanings for all purposes of this Agreement. The definitions are equally applicable to the singular and plural forms of the words. Any agreement defined below includes each amendment, modification, supplement and waiver thereto in effect from time to time.

2.1                                                           General Definitions

“Acceptance Certificate” means, with respect to an Aircraft, the acceptance certificate for such Aircraft in the form of Exhibit C to this Agreement.

“Agreement” means this Aircraft Sale Agreement, together with all Exhibits hereto.

“Aircraft” means the Leased Aircraft and Off-Lease Aircraft.

“Aircraft Documentation” means, (i) with respect to the Off- Lease Aircraft, the log books, Aircraft records, manuals and other documents, including additions, renewals, and replacements made thereto prior to Sale, including, but not limited to, maintenance manuals, system manuals, flight and operation manuals, inspection records, wiring diagrams, checklists, minimum equipment list, illustrated parts catalogues, and other documents and records (whether on paper, stored electronically, or in any other medium) related to the Airframe, Engines and Parts for such Aircraft that are in SELLER’s possession including, without limitation, all “Aircraft Documents” and “Aircraft Documentation” listed in Exhibit F hereto for Off-Lease Aircraft; and (ii) with respect to the Leased Aircraft, the log books, Aircraft records, manuals and other documents, including additions, renewals, and replacements made thereto prior to Sale, including, but not limited to, maintenance manuals, system manuals, flight manuals, inspection records, wiring diagrams, checklists, illustrated parts catalogues, and other documents and records (whether on paper, stored electronically, or in any other medium) related to the Airframe, Engines and Parts for such Aircraft, including, without limitation all “Aircraft Documents” and “Aircraft Documentation” as defined in the respective Lease Agreement and required to be maintained and/or returned under such Lease Agreement.

“Airframe” means, with respect to an Aircraft, the related airframe described in Exhibit A together with all Parts relating thereto (except Engines or engines).

“Base Sale Price” means, with respect to an Aircraft, the base sale price for such Aircraft as set forth in Exhibit B to this Agreement.

“Bill of Sale” or “Bills of Sale” means, with respect to an Aircraft, the Warranty Bill of Sale and the FAA Bill of Sale for such Aircraft collectively.

“Business Day” means any day other than a Saturday or Sunday that business of the nature contemplated by this Agreement is carried out in Amsterdam, Dublin and New York.

“CAA” means the […***…] Civil Aviation Authority.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town, South Africa, on 16 November 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Cape Town Convention by the “Supervisory Authority” (as defined in the Cape Town Convention), the “International Registry” or “Registrar” (as defined in the Cape Town Convention) or any other appropriate “registry authority” (as defined in the Cape Town Convention) or other international or national body or authority.  For avoidance of doubt, references to the Cape Town Convention are to be deemed references to the English language version of the Cape Town Convention.

“Closing Date” means, with respect to an Aircraft, the date on which the Sale for such Aircraft takes place.

“Commitment Fee” means the amount set forth in item 1 of Exhibit J.

“Contract of Sale” has the meaning given to such term in the Cape Town Convention.

“Delivery Conditions” means, with respect to an Off-Lease Aircraft, the delivery conditions for such Aircraft set forth in Exhibit F hereto, and, with respect to a Leased Aircraft, the conditions set forth in […***…] the associated Lease Agreement for such Leased Aircraft.

“Delivery Location” means, with respect to an Aircraft, a location in the contiguous United States to be chosen by BUYER not less than fifteen (15) calendar days prior to the Sale Date and agreed to by SELLER.  The parties intend that with respect to each Aircraft, the Sale shall occur while the Aircraft, the related Airframe and each related Engine is located at a location (or in international airspace) where SELLER and BUYER are satisfied that no sales, use, value-added, goods and services or any other similar tax or duty will be imposed as a result of the transfer of title to the Aircraft to BUYER while the Aircraft, the related Airframe and each related Engine are located in such location.

“Dollars” and “$” means the lawful currency of the United States of America.

“Engine” means, with respect to an Aircraft, (i) each of the related engines for such Aircraft listed on Exhibit A (which, in the case of the Leased Aircraft, are subject to Lessee’s right under the related Lease Agreement to replace engines) or any other engines which SELLER and BUYER agree in writing will be substituted therefor and (ii) all Parts installed in or on any of such engines at the Sale of such Aircraft.

“Expenses” has the meaning set forth in Article 11.1.

“Extension Option Aircraft” means the Leased Aircraft bearing manufacturer’s serial numbers […***…].

“FAA” means the Federal Aviation Administration of the United States Department of Transportation, or any successor thereto with authority and jurisdiction over civil aircraft registered in the United States.

“FAA Bill of Sale” means a bill of sale in the form of FAA Form 8050-2.

“FAA Counsel” means the law firm of DeBee Gilchrist, P.C., Oklahoma City, Oklahoma, USA.

“Final Sale Date” means: (a) with respect to an Off-Lease Aircraft, ten (10) calendar days after such Aircraft has been tendered (in compliance with this Agreement, including the satisfaction of all conditions precedent to be fulfilled by SELLER pursuant to Article 8.1 hereunder (other than such conditions precedent to be fulfilled simultaneously with the Sale of such Aircraft hereunder, such as delivery of the executed Bills of Sale)) by SELLER to BUYER in accordance with this Agreement; and (b) with respect to a Leased Aircraft, thirty (30) calendar days after such Aircraft has been tendered (in compliance with this Agreement, including the satisfaction of all conditions precedent to be fulfilled by SELLER pursuant to Article 8.1 hereunder (other than such conditions precedent to be fulfilled simultaneously with the Sale of such Aircraft hereunder, such as delivery of the executed Bills of Sale and deregistration of the Aircraft from the CAA) by SELLER to BUYER in accordance with this Agreement.

“Government Entity” means any (i) national, state or local government, (ii) board, commission, department, division, instrumentality, court, agency or political subdivision thereof and (iii) association, organization or institution of which any thereof is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

“Guarantor” means Allegiant Travel Company, a corporation organized under the laws of Nevada.

“Guarantee” means a guarantee by Guarantor of BUYER’s obligations hereunder in the form attached hereto as Exhibit I.

“Indemnitee” has the meaning set forth in Article 11.1.

“International Interest” has the meaning set forth in the Cape Town Convention.

“International Registry” means the International Registry of Mobile Assets established under the Cape Town Convention.

“Law” means any (i) statute, decree, constitution, regulation, order or any directive of any Government Entity, (ii) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party and (iii) judicial or administrative interpretation or application.

“Lease Agreement” means, with respect to a Leased Aircraft, the lease agreement relating to such Leased Aircraft as specified in Exhibit E to this Agreement.

“Lease Expiry Date” means, (i) for each Leased Aircraft which is not an Extension Option Aircraft, the date of the expiration of the respective Lease Agreement as set forth in Exhibit A hereto, and (ii) for each Extension Option Aircraft, the date of the expiration of the respective Lease Agreement as set forth in Exhibit A hereto and if extended pursuant to the exercise by Lessee of its right to extend under such Lease Agreement, such later date of expiry as specified by SELLER to BUYER pursuant to Article 6.1.

“Leased Aircraft” means the aircraft described as such in Exhibit A, including each Airframe, the two (2) related Engines, the related Parts and the related Aircraft Documentation, collectively.  “Leased Aircraft” shall mean each individual aircraft listed as such in Exhibit A and all aircraft listed as such in Exhibit A as the context dictates.

“Lessee” means, with respect to a Leased Aircraft, the lessee of such Leased Aircraft as specified in Exhibit A to this Agreement.

“Lessee Extension Option” means, […***…].

“Manufacturer” means The Boeing Company.

“Material Non-Conformity” means, with respect to an Aircraft, any non-conformity to the Delivery Conditions for such Aircraft, whether comprised of damage or loss (not constituting a Total Loss), discrepancy, or any other deviation from the Delivery Conditions, in each case or in the aggregate for an Aircraft requiring SELLER to expend more than the amount set forth in item 2 of Exhibit J to rectify such condition(s), as such rectification amount may be determined by SELLER acting reasonably.

“MSN 26963 Trust Agreement” means that certain trust agreement dated as of December 7, 2009 between OWNER PARTICIPANT and MSN 26963 OWNER TRUSTEE in respect of the Aircraft bearing manufacturer’s serial number 26963.

“MSN 26964 Trust Agreement” means that certain trust agreement dated as of July 9, 2009 between OWNER PARTICIPANT and MSN 26964 OWNER TRUSTEE in respect of the Aircraft bearing manufacturer’s serial number 26964.

“Off-Lease Aircraft” means the aircraft described as such in Exhibit A, including each Airframe, the two (2) related Engines, the related Parts and the related Aircraft Documentation, collectively.  “Off-Lease Aircraft” shall mean each individual aircraft listed as such in Exhibit A and all aircraft listed as such in Exhibit A as the context dictates.

“Operative Documents” means this Agreement, each Bill of Sale, and each Acceptance Certificate.

“Part” means, with respect to an Aircraft, any part, component, appliance, module, accessory, instrument, communications equipment, furnishing, module, SELLER-furnished equipment or other item of equipment (other than complete Engines or engines) installed in or attached to the related Airframe or any related Engine for such Aircraft.

“Person” means any individual, firm, partnership, joint venture, trust, corporation, Government Entity, committee, department, authority or any body, incorporated or unincorporated, whether having distinct legal personality or not.

“Sale” means, with respect to an Aircraft, the completed sale of such Aircraft by SELLER to BUYER and BUYER’s purchase of such Aircraft from SELLER in accordance with this Agreement and the other Operative Documents.

“Sale Date” means, with respect to an Aircraft, the date specified for such Aircraft in Article 3.2.

“Sale Price” means: (a) with respect to an Off-Lease Aircraft, the Base Sale Price for such Off-Lease Aircraft; and (b) with respect to a Leased Aircraft, the Base Price for such Leased Aircraft as adjusted by the Sale Price Adjustment.

“Sale Price Adjustment” means, with respect to a Leased Aircraft, the following adjustments to the Base Sale Price for such Leased Aircraft:

[…***…]

“Security Interest” means any encumbrance or security interest whatsoever, however and wherever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lease, lien, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim, national or International Interest or right of possession or detention.

“Technical Acceptance Certificate” means a technical acceptance certificate in the form of Exhibit H to this Agreement.

“Total Loss” means, with respect to an Aircraft, any of the following:

(a)       the actual or constructive total loss of such Aircraft (including any damage to such Aircraft or requisition for use or hire which results in an insurance settlement on the basis of a total loss);

(b)       such Aircraft being destroyed, damaged beyond economic repair or permanently rendered unfit for normal use for any reason whatsoever;

(c)       the requisition of title or other compulsory acquisition of title for any reason of such Aircraft by any Government Entity or other Person, whether de jure or de facto;

(d)       the hi-jacking, disappearance, theft, confiscation, detention or seizure of such Aircraft which deprives any person permitted to have possession and/or use of such Aircraft of its possession and/or use for more than 30 days or beyond the Sale Date; or

(e)       the requisition for use or hire of such Aircraft which deprives any person permitted to have possession and/or use of such Aircraft of its possession and/or use for more than 90 days or beyond the Sale Date.

“Warranty Bill of Sale” means a bill of sale in the form of Exhibit D to this Agreement.

“[…***…] Counsel” means Freshfields Bruckhaus Deringer LLP.

3.                                                                  PLACE AND DATE OF SALE

3.1                                                           Aircraft Location at Time of Sale

Upon the Sale of an Aircraft, such Aircraft shall be located in the Delivery Location and title to the Aircraft shall be transferred from SELLER to BUYER at the Delivery Location.

3.2                                                           Sale Date

Subject to the meeting of the terms and conditions hereof:

(a)       for each Off-Lease Aircraft, the Sale Date shall be on or prior to March 31, 2010, at the Delivery Location for such Off-Lease Aircraft; and

(b)       for each Leased Aircraft, the Sale Date shall be the respective Lease Expiry Date, at the Delivery Location for such Leased Aircraft.

3.3                                                           Delay

With respect to any Aircraft, if, for any reason not caused by BUYER’s or SELLER’s breach of this Agreement, such Aircraft shall not have been delivered to BUYER in accordance with this Agreement within ninety (90) days from the Sale Date for such Aircraft (including if LESSEE shall not have returned the Leased Aircraft to SELLER in a timely fashion in accordance and in compliance with the return conditions set forth in the Lease Agreement for such Leased Aircraft; or if any Aircraft does not meet its Delivery Conditions, including in the case of rectification of Off-Lease Aircraft Post-Technical Acceptance Discrepancies and repair of damage to a Leased Aircraft after technical acceptance), then BUYER shall have the right to terminate this Agreement in accordance with Article 15.1(c)-(d). In the event of such termination, neither party will have any further liability to the other except that: (a) each party shall bear their respective costs and expenses incurred to date with respect to such Aircraft in accordance with this Agreement and (b) SELLER shall promptly refund to BUYER the portion of the Commitment Fee allocable to such Aircraft in accordance with Article 15.1.

3.4                                                           Total Loss, Material Non-Conformity or Other Damage Prior to Sale

(a) If a Total Loss or Material Non-Conformity occurs or is discovered with respect to an Aircraft prior to Sale of such Aircraft, the party having first knowledge thereof shall notify the other.

(b) Upon receipt of notice of the occurrence of a Total Loss to an Aircraft prior to Sale of such Aircraft, this Agreement shall terminate with respect to such Aircraft and neither party will have any further liability to the other with respect to such Aircraft except that (i) each party shall bear their respective costs and expenses incurred to date with respect to such Aircraft in accordance with this Agreement and (ii) SELLER shall promptly refund to BUYER the portion of the Commitment Fee allocable to such Aircraft.

(c) if Material Non-Conformity occurs or is discovered with respect to an Aircraft prior to Sale of such Aircraft, SELLER shall have the option, in its sole discretion, to: (i) rectify such affected Aircraft and tender the rectified Aircraft (fully compliant with the Delivery Conditions) to BUYER, in which case BUYER shall be obligated to purchase such Aircraft so long as tender of the compliant Aircraft is timely made pursuant to Article 3.3; or (ii) terminate this Agreement with respect to the affected Aircraft by giving written notice to BUYER after it becomes aware of such Material Non-Conformity and refund the applicable portion of the Commitment Fee to BUYER in accordance with Article 15.1. Upon receipt of such termination notice, BUYER shall nevertheless have the option (to be exercised within 30 calendar days after receipt of such termination notice) to proceed with the sale and purchase of the un-rectified Aircraft hereunder by paying to SELLER the Sale Price for such Aircraft reduced by the amount set forth in item 5 of Exhibit J.

(d) In addition to the foregoing, SELLER shall give BUYER prompt notice of all damage (for which the cost of repair is estimated to exceed the amount set forth in item 5 of Exhibit J) to the Aircraft as and when the same shall occur to the extent that SELLER is aware or has been notified of such damage and BUYER shall have the right (i) to inspect the affected Off-Lease Aircraft and participate in the decision making associated with such repair; and (ii) to inspect the affected Leased Aircraft to the extent of the SELLER’s rights as “Lessor” under the specific Lease Agreement (and SELLER will facilitate the exercise of the same).

4.                                                                  SALE PRICE

4.1                                                           Commitment Fee

SELLER acknowledges receipt from BUYER of a portion of the Commitment Fee in the amount set forth in item 6 of Exhibit J.  Within two (2) Business Days of the date of this Agreement, BUYER shall pay the balance of the Commitment Fee in the amount set forth in item 7 of Exhibit J to SELLER.  Upon the Sale of an Aircraft, the portion of the Commitment Fee allocated to each Aircraft (in the amount set forth in item 8 of Exhibit J per Aircraft) shall be applied to the Sale Price for such Aircraft.

With respect to an Aircraft, the Commitment Fee allocable to such Aircraft shall be refunded by SELLER to BUYER upon demand by BUYER in the following circumstances only:

(a)                                           subject to the terms, including the 90-day period set forth in Article 3.3, if such Aircraft does not comply with the Delivery Conditions for such Aircraft as and when required hereunder;

(b)                                          in accordance with Article 3.4, upon a Total Loss or Material Non-Conformity (which, in the case of a Material Non-Conformity, either (i) SELLER opts not to rectify pursuant to Article 3.4(c) to such Aircraft prior to Sale of such Aircraft, or (ii) SELLER does not timely rectify a Material Non-Conformity pursuant to Articles 3.4(c) and 3.3);

(c)                                           in accordance with Article 5.1, due to the existence of Off-Lease Aircraft Post-Technical Acceptance Discrepancies with respect to an Off-Lease Aircraft which SELLER opts not to rectify pursuant to Article 5.1 prior to Sale of such Off-Lease Aircraft;

(d)                                          SELLER breaches any representation, warranty or covenant in this Agreement or other Operative Document.

4.2                                                           Sale Price

For each Aircraft, the Sale Price for such Aircraft.

4.3                                                           Payment of Sale Price Balance

With respect to each Aircraft, provided that each party has complied with its respective obligations, including the meeting of all applicable conditions precedent under this Agreement, upon SELLER’s tender to BUYER of an Aircraft for sale in accordance with this Agreement at the time of Sale for such Aircraft, BUYER will pay to SELLER the balance of the Sale Price for such Aircraft.

4.4                                                           SELLER’s Bank Account

The Commitment Fee and Sale Price for each Aircraft shall be paid by wire transfer of immediately available Dollar funds to SELLER’s bank account at:

[…***…]

or to such other bank account as SELLER may from time to time designate by written notice.  All payments by BUYER to SELLER under this Agreement and the other Operative Documents shall be made in full without any deduction or withholding for BUYER Taxes.

5.                                                                  TECHNICAL ACCEPTANCE

5.1                                                           Off-Lease Aircraft

With respect to the Off-Lease Aircraft, after BUYER (i) observes the MPA runs and borescopes on the Engines and APU, (ii) reviews the associated Aircraft Documentation, and (iii) inspects such Off-Lease Aircraft, in each case for compliance with the relevant Delivery Conditions, provided that BUYER is satisfied with the same, BUYER shall give technical acceptance of the Off-Lease Aircraft in Goodyear, Arizona no later than March 15, 2010 by executing the Technical Acceptance Certificate and delivering an original thereof to SELLER.  Such technical acceptance by BUYER shall exclude ferry flight discrepancies, all ferry flight log book entries and any loss, damage or destruction affecting the Off-Lease Aircraft prior to delivery (but after technical acceptance by BUYER).  Upon such technical acceptance of the Off-Lease Aircraft, SELLER shall move the Off-Lease Aircraft (or cause the Off-Lease Aircraft to be moved) to the Delivery Location on or prior to the Sale Date where BUYER shall conduct its final inspection of such Off-Lease Aircraft, which shall be limited to a walk-around inspection and review of the logbook, and concluded by the Sale Date.

With respect to any ferry flight discrepancies, ferry flight log book entries, and any loss or damage affecting the Off-Lease Aircraft prior to delivery but after technical acceptance by BUYER (such discrepancies being referred to as “Off-Lease Aircraft Post-Technical Acceptance Discrepancies”), SELLER shall have the option, in its sole discretion, to: (i) correct such Off-Lease Aircraft Post-Technical Acceptance Discrepancies and tender the remedied Aircraft to BUYER on the Sale Date or within ninety (90) days after the Sale Date for such Aircraft (in accordance with Article 3.3), in which case BUYER shall be obligated to purchase such Aircraft; or (ii) if the cost (in SELLER’s reasonable judgment) to SELLER to remedy such Off-Lease Aircraft Post-Technical Acceptance Discrepancies (when combined with the cost to SELLER to remedy any other non-conformity of the Aircraft with the Delivery Conditions discovered and corrected prior to the execution of the Technical Acceptance Certificate with respect to such Off-Lease Aircraft) shall exceed the amount set forth in item 9 of Exhibit J, terminate this Agreement with respect to the affected Aircraft by giving written notice to BUYER and refund the applicable portion of the Commitment Fee to BUYER in accordance with Article 15.1. Upon receipt of such termination notice, BUYER shall nevertheless have the option (to be exercised within 30 calendar days of receipt of such termination notice) to proceed with the sale of the un-rectified Aircraft hereunder by paying to SELLER the Sale Price for such Aircraft reduced by the amount set forth in item 9 of Exhibit J.  For the avoidance of doubt, SELLER shall be, subject to BUYER not being in default of its obligations hereunder, obligated to expend up to the amount set forth in item 9 of Exhibit J to bring the Off-Lease Aircraft into compliance with the Delivery Conditions (including, taking into account Off-Lease Aircraft Post-Technical Acceptance Discrepancies).

5.2                                                           Leased Aircraft

With respect to the Leased Aircraft, BUYER shall be entitled to undertake physical inspection of the Leased Aircraft and associated Aircraft Documentation at such times and having such scope as is permitted to the “Lessor” under the Lease Agreement for such Leased Aircraft.  Such inspections will be reasonably coordinated through SELLER and have the duration and scope permitted (to the maximum extent) under the respective Lease Agreement for the Leased Aircraft.  SELLER shall allow BUYER to make use of all inspection rights (both, during the term and in anticipation of Aircraft return) afforded to the “Lessor” of the Leased Aircraft under the respective Lease Agreement, including, without limitation, test or demonstration flight participation, representative presence at checks and inspections, including borescope inspections.  During return of the Leased Aircraft from LESSEE, BUYER shall, and SELLER shall coordinate with LESSEE to allow BUYER to, use such redelivery period to inspect the Leased Aircraft, such that the return of the Leased Aircraft from LESSEE pursuant to the associated Lease Agreement and the delivery of such Leased Aircraft to BUYER pursuant to this Agreement shall, to the extent possible, be “back-to-back”; provided, however, and for the avoidance of doubt, SELLER shall be, subject to BUYER not being in default of its obligations hereunder, obligated to expend up to the amount set forth in item 9 of Exhibit J to bring the Leased Aircraft into compliance with the Delivery Conditions, regardless of whether or not the LESSEE complies therewith.  Provided that BUYER is satisfied with the condition of the Leased Aircraft and its compliance with the Delivery Conditions, BUYER shall give technical acceptance of the Leased Aircraft […***…] where the Aircraft is returned under the Lease Agreement by LESSEE by executing the Technical Acceptance Certificate and delivering an original thereof to SELLER.  Upon such technical acceptance of a Leased Aircraft, SELLER shall move the Leased Aircraft (or cause the Leased Aircraft to be moved) at SELLER’s cost and expense and on SELLER’s insurance to the Delivery Location on or prior to the Sale Date or within ninety (90) days after the Sale Date for such Aircraft (in accordance with Article 3.3).

Any discrepancies discovered or arising after such BUYER’s technical acceptance of such Leased Aircraft shall be for BUYER’s account (unless the same fall within the parameters of being damage or loss and covered by the next succeeding provisions), and BUYER shall be obligated to purchase such Aircraft notwithstanding such discrepancies.

For purposes of the next succeeding sentences, the term “Required SELLER Hull Insurance” means (i) Hull All Risks insurance under the standard US or London aviation insurance market hull all risk form covering all risks of loss or damage, howsoever occasioned, to each Leased Aircraft while flying, taxiing or on the ground, for an amount equal to no less than the Sale Price plus the amount set forth in item 14 of Exhibit J, subject to a deductible in the case of a partial loss of not more than the amount set forth in item 15 of Exhibit J, and (ii) Hull War and Allied Perils insurance against any risks normally excluded by the War, Hijacking and other Perils Exclusions Clause of the standard US or London aviation insurance market hull all risk form for an amount no less than the Sale Price, subject to a deductible in the case of a partial loss of not more than the amount set forth in item 15 of Exhibit J.  With respect to the ferry of a Leased Aircraft after technical acceptance by BUYER, SELLER shall carry the Required SELLER Hull Insurance on each Leased Aircraft during the ferry flight to the Delivery Location through the Sale of the Leased Aircraft.  SELLER will, prior to the commencement of each such ferry flight, provide to BUYER a certificate of insurance evidencing such coverage for the Leased Aircraft to be ferried.

Upon arrival of the Leased Aircraft at the Delivery Location, BUYER shall be entitled to inspect the Leased Aircraft for any damage or loss to the Leased Aircraft arising since the technical acceptance. In the event any loss or damage (not constituting a Total Loss) occurs during the ferry flight for such Aircraft for which insurance proceeds are payable under the Required SELLER Hull Insurance (such damage and/or loss being an “Insured Event”), SELLER shall notify its insurers thereof, with a copy to BUYER, and closing of the Sale of the affected Leased Aircraft shall proceed as scheduled hereunder upon arrival of the Aircraft at the Delivery Location, provided, however, at Sale, BUYER shall be entitled to withhold from the Sale Price for such Leased Aircraft an amount reasonably determined by BUYER to equal the estimated cost to repair the Insured Event (such withheld amount being the “BUYER Withheld Amount”).

Thereafter, BUYER shall proceed with repair of the Insured Event and provide to SELLER and its insurers information as reasonably required to process and obtain payment under the Required SELLER Hull Insurance. SELLER will cooperate with BUYER and take all reasonable steps to assure prompt payment of insurance proceeds for the Insured Event.  SELLER and BUYER will cooperate with one another to achieve payment of all insurance proceeds from the Required SELLER Hull Insurance for the Insured Event at the earliest possible time.

Upon payment under the Required SELLER Hull Insurance of all loss proceeds for an Insured Event (the “Loss Proceeds”) (which payment may have been made directly to the one or more facilities conducting the repair, directly to SELLER or any affiliate of SELLER, or any combination thereof), SELLER and BUYER will effect a settlement for the affected Leased Aircraft. If the Loss Proceeds exceed the Buyer Withheld Amount, SELLER will pay to BUYER the difference between such amounts. If the BUYER Withheld Amount exceeds the amount of the Loss Proceeds, BUYER will pay to SELLER the difference between such amounts (less the difference between the amount set forth in item 16 of Exhibit J and the SELLER’s deductible under the Required SELLER Hull Insurance).

6.                                                                  EXTENSION OF LEASED AIRCRAFT

6.1                                                           Extension on Same Terms and Conditions

In the event LESSEE exercises the Lessee Extension Option for an Extension Option Aircraft, SELLER shall give BUYER notice thereof and of the new Lease Expiry Date within ten (10) Business Days of receipt of such notice from Lessee.  […***…]

6.2                                                           Extension on Different Terms and Conditions

[…***…]

7.                                                                  CONDITION OF AIRCRAFT AT SALE

7.1                                                           Condition at Sale

The Aircraft will be sold by SELLER to BUYER in an “AS IS WHERE IS” and “WITH ALL FAULTS” condition.

7.2                                                           Disclaimer

THE AIRCRAFT AND EACH PART THEREOF IS BEING SOLD IN ITS THEN “AS IS, WHERE IS” CONDITION ON THE CLOSING DATE, WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND BEING MADE OR GIVEN BY SELLER, ITS SERVANTS OR AGENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES IN ARTICLE 13 HEREOF, INCLUDING THE WARRANTY OF TITLE GIVEN IN THE BILL OF SALE AND THE SELLER REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 13 HEREOF.

FROM AND AFTER THE RECEIPT BY SELLER OF THE ACCEPTANCE CERTIFICATE, THE FOLLOWING SHALL APPLY:  SUBJECT TO THE TERMS OF THE FOREGOING PARAGRAPH BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER SPECIFICALLY DISCLAIMS, AND EXCLUDES HEREFROM (A) ANY WARRANTY AS TO THE AIRWORTHINESS, VALUE, DESIGN, QUALITY, MANUFACTURE, OPERATION, OR CONDITION OF THE AIRCRAFT; (B) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE; (C) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF FREEDOM FROM ANY RIGHTFUL CLAIM BY WAY OF PATENT INFRINGEMENT OR THE LIKE; (D) ANY IMPLIED REPRESENTATION OR WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (E) ANY EXPRESS OR IMPLIED WARRANTY REGARDING THE CONDITION OF THE AIRCRAFT; AND (F) ANY OBLIGATION OR LIABILITY OF SELLER ARISING IN CONTRACT OR IN TORT (INCLUDING STRICT LIABILITY OR SUCH AS MAY ARISE BY REASON OF SELLER’S NEGLIGENCE) ACTUAL OR IMPUTED, OR IN STRICT LIABILITY, INCLUDING ANY OBLIGATION OR LIABILITY FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT OR FOR ANY LIABILITY OF BUYER TO ANY THIRD PARTY OR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE ARISING FROM ANY SUCH WARRANTIES DISCLAIMED. NO AGREEMENT ALTERING OR EXTENDING SELLER’S LIABILITY FOR WARRANTIES SHALL BE BINDING UPON SELLER UNLESS IN WRITING AND EXECUTED BY A DULY AUTHORIZED OFFICER OF SELLER. EXCLUDED FROM THE FOREGOING ARE SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 13 AND WARRANTY OF TITLE SET FORTH IN THE BILLS OF SALE.  DELIVERY BY BUYER TO SELLER OF THE ACCEPTANCE CERTIFICATE SHALL BE CONCLUSIVE PROOF AS BETWEEN SELLER AND BUYER THAT BUYER’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND THAT THE AIRCRAFT IS IN EVERY WAY SATISFACTORY TO BUYER.

7.3                                                           Deficiencies and Delays

With respect to an Aircraft, BUYER agrees that, as from the Closing Date for such Aircraft, SELLER shall not be liable for any liability, claim, loss, damage or expense of any kind or nature caused directly or indirectly by such Aircraft or any Part thereof, by any inadequacy of such Aircraft for any purpose or any deficiency or defect therein, by the use or performance of such Aircraft, by any maintenance or repairs to such Aircraft, by any interruption or loss of service or use of such Aircraft or by any loss of business or other consequential damage or any damage whatsoever, howsoever caused including the negligence of SELLER. SELLER shall bear no liability whatsoever for the cost of modifications of such Aircraft whether in the event of grounding or suspensions of certification, or for any other cause.  The foregoing shall not apply to any claim for loss, damage or expense that arises directly out of a breach or inaccuracy of SELLER’s express representations and warranties in Article 13 or the Bills of Sale.

7.4                                                           Final Sale Date

If the Sale for an Aircraft shall not have occurred on or before the Final Sale Date for such Aircraft due to breach by BUYER of its obligations hereunder or breach by BUYER of any representation, warranty or covenant under this Agreement, the obligation of SELLER to sell, and of BUYER to buy, such Aircraft shall terminate in accordance with Article 15.1(a)-(b).

8.                                                                  CONDITIONS PRECEDENT AND OTHER DOCUMENTARY REQUIREMENTS

8.1                                                           Conditions to BUYER’s Obligations

With respect to each Aircraft, the following will be conditions precedent to BUYER’s obligation to purchase such Aircraft from SELLER, which SELLER hereby undertakes in good faith to cause to occur or be true and correct upon the Sale of such Aircraft:

(i)                                             That the representations and warranties of SELLER set out in Article 13 shall be true and accurate as of the Closing Date for such Aircraft.

(ii)                                          Delivery by SELLER of (1) the duly executed Bills of Sale evidencing transfer of title for such Aircraft (with the FAA Bill of Sale having been pre-positioned with FAA Counsel prior to the date of Sale), and (2) a certified copy of all historical bills of sale in SELLER’s possession from date of manufacture to sale to BUYER hereunder.

(iii)                                       Such Aircraft shall be located at the Delivery Location.

(iv)                                      Receipt by BUYER of evidence that SELLER is authorized to enter into the transaction contemplated by this Agreement and the other Operative Documents to which it is a party and evidence of the authority of a person or persons to sign and deliver of behalf of SELLER this Agreement and the other Operative Documents to which it is a party and any notice or other documents to be given or entered into pursuant hereto or thereto.

(v)                                         SELLER not being in default of its obligations under this Agreement or the other Operative Documents to which it is a party.

(vi)                                      With respect to all Aircraft, BUYER shall have received evidence, immediately prior to Sale, from FAA Counsel that there are no recorded (at the FAA registry or the International Registry) Security Interests affecting such Aircraft or any Engine or any Part thereof (except for any prospective Contract of Sale in favor of BUYER pursuant to this Agreement) and the undertaking and agreement of FAA Counsel to issue, promptly after Sale, a legal opinion on the Sale and registration of the Aircraft with the FAA and the International Registry, in customary form.

(vii)                                   With respect to a Leased Aircraft, in addition to (vi), (1) BUYER shall have received evidence from […***…] Counsel that there are no recorded (at the CAA registry or the International Registry) Security Interests affecting such Aircraft or any Engine or any Part thereof (except for any prospective Contract of Sale in favor of BUYER pursuant to this Agreement), and (2) BUYER shall have received a copy of the lease termination document executed by the LESSEE and the respective lessor effecting termination of the respective Lease Agreement.

(viii)                                With respect to a Leased Aircraft, SELLER shall provide confirmation of the deregistration of such Leased Aircraft from […***…], together with confirmation that the CAA has notified the FAA of such deregistration, which notice and confirmation shall be in such form and have such content as shall meet the requirements of the FAA for registration of civil aircraft in the United States.

(ix)                                        No Total Loss shall have occurred with respect to such Aircraft.

(x)                                           At the time of (1) technical acceptance of each Aircraft BUYER shall be reasonably satisfied that the Aircraft meets the Delivery Conditions, and (2) delivery at the Delivery Location, BUYER shall be reasonably satisfied with rectification of items, if any, to be rectified by SELLER pursuant to Articles 3.4, 5.1 and 5.2, subject, however, to SELLER’S rights thereunder.

(xi)                                        No change having occurred after the date of this Agreement in any applicable law or regulation (or in the interpretation thereof) which would make it illegal for BUYER to perform any of its obligations under this Agreement and the other Operative Documents to which it is a party (and any other documents to be entered into pursuant hereto); provided that if any such change has occurred, the parties may, but shall not be obligated to, use all reasonable cooperative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality or material prejudice.

(xii)                                     SELLER shall have delivered to BUYER such documents and certificates as BUYER may reasonably request, and as it is entitled or required under applicable law to provide, in connection with any claim for exemption from or a reduced rate applicable to any BUYER Taxes for which BUYER may be responsible by applicable law or under this Agreement.

8.2                                                           Conditions to SELLER’s Obligations

With respect to each Aircraft, the following (with the exception of Article 8.2(xi) below, which shall be a condition precedent to the effectiveness of this Agreement) will be conditions precedent to SELLER’s obligation to sell such Aircraft to BUYER, which BUYER hereby undertakes in good faith to cause to occur or be true and correct upon the Sale of such Aircraft:

(i)                                             Receipt by BUYER of the balance of the Commitment Fee in accordance with Article 4.1 above.

(ii)                                          BUYER will have paid to SELLER the balance of the Sale Price for such Aircraft in accordance with Article 4.3.

(iii)                                       That the representations and warranties of BUYER set out in Article 14 shall be true and accurate as of the Closing Date for such Aircraft.

(iv)                                      Delivery by BUYER of the duly executed Acceptance Certificate for such Aircraft.

(v)                                         Such Aircraft shall be located at the Delivery Location.

(vi)                                      Receipt by SELLER of evidence that BUYER is authorized to enter into the transactions contemplated by this Agreement and the other Operative Documents to which it is a party and evidence of the authority of a person or persons to sign and deliver on behalf of BUYER this Agreement and the other Operative Documents to which it is a party and any notice or other documents to be given or entered into pursuant hereto or thereto.

(vii)                                   BUYER not being in default of its obligations under this Agreement and the other Operative Documents to which it is a party.

(viii)                                BUYER shall have delivered to SELLER an insurance certificate meeting the requirements of this Agreement.

(ix)                                        No change having occurred after the date of this Agreement in any applicable law or regulation (or in the interpretation thereof) which would make it illegal for SELLER to perform any of its obligations under this Agreement and the other Operative Documents to which it is a party (and any other documents to be entered into pursuant hereto); provided that if any such change has occurred, the parties may, but shall not be obligated to, use all reasonable cooperative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality or material prejudice.

(x)                                           BUYER shall have delivered to SELLER such documents and certificates as SELLER may reasonably request, and as it is entitled or required under applicable law to provide, in connection with any claim for exemption from or a reduced rate applicable to any taxes for which SELLER may be responsible by applicable law or under this Agreement.

(xi)                                        Guarantor shall have delivered to SELLER a duly executed original of the Guarantee.

8.3                                                           Registrations Prior to, At and After Closing

Upon the execution of this Agreement, SELLER and BUYER shall cooperate in, and jointly authorize FAA Counsel to make, the registration with the International Registry of a prospective Contract of Sale (as represented by this Agreement) with respect to each of the Aircraft including Engines.

In advance of the Closing Date for an Aircraft, SELLER and BUYER shall have pre-positioned with FAA Counsel all consents, documents of sale, transfer, and lien releases, and Aircraft registration as may be necessary in order to accomplish the filing of such documentation with the FAA, and if necessary, appropriate registrations with the International Registry, contemporaneously with payment of the Sale Price for such Aircraft to SELLER.

Immediately upon BUYER’s purchase of an Aircraft, evidenced by the SELLER’S delivery to BUYER of the dated, fully executed Bills of Sale, all risk of loss or damage to such Aircraft will pass from SELLER to BUYER.

Immediately after BUYER’s purchase of an Aircraft, BUYER shall apply for registration of the Aircraft in its name with the FAA, which registration shall be filed with the FAA contemporaneously with the filing of the Bills of Sale by FAA Counsel.

9.                                                                  SELLER ASSIGNMENT OF RIGHTS AND WARRANTIES

9.1                                                           Assignable Warranties

With respect to an Aircraft, effective at the time of the Sale for such Aircraft, SELLER hereby assigns to BUYER any assignable warranties and indemnities accruing to or provided to the SELLER by Manufacturer and other vendors and service providers with respect to such Aircraft, including any rights which may have accrued prior to such Sale (including those reverting or assigned to SELLER at termination of the related Lease Agreement) but which have not been fully exercised by SELLER.

9.2                                                     Non-Assignable Warranties

                                                                      To the extent that any warranty or indemnity accruing to or provided to SELLER by Manufacturer and others with respect to the Aircraft are not assignable or cannot be assigned, BUYER will be entitled to take such action to enforce such warranty or indemnity in the name of SELLER against Manufacturer and such other vendors and service providers, but subject to SELLER’s first ensuring that SELLER is indemnified and secured to SELLER’s reasonable satisfaction against all losses, damage, costs, expenses and liabilities thereby incurred or to be incurred pursuant to such enforcement.

10.                                                           EXPENSES AND TAXES

10.1                                                    Costs and Expenses of Sale

BUYER agrees to pay all costs and expenses of FAA Counsel to achieve the change in registration of the Aircraft from the name of SELLER to the name of BUYER and the registration of the Contract of Sale with the International Registry.  BUYER further agrees to pay all costs and expenses incurred in connection with any special BUYER lender or mortgage requirements, if applicable.  SELLER agrees to pay all costs and expenses incurred in connection with terminating, discharging and/or releasing any Security Interests covered by SELLER’s warranty of title hereunder.  Each of SELLER and BUYER shall bear their respective costs and expenses associated with registration of each of them as transacting user entities with the International Registry. SELLER and BUYER shall share, equally, the costs and expenses of FAA Counsel to issue pre-Sale lien reports and memoranda with respect to each Aircraft and post-closing legal opinions with respect to filings and registrations made with respect to each Sale.

                                                                            In addition, each party shall otherwise bear their own expenses with respect to negotiating this Agreement and the other Operative Documents and the closing of the transaction contemplated hereby.

10.2                                                    Sales Taxes

                                                                            BUYER will pay promptly when due, and will indemnify and hold harmless SELLER on a full indemnity basis from, all taxes, duties and fees which are or are in the nature of a VAT, sales or transfer tax and any assessments, penalties, fines, additions to tax or interest thereon which may be levied by any taxing authority whose jurisdiction encompasses the Delivery Location in connection with the sale, purchase, and delivery of any Aircraft under this Agreement (collectively, “Buyer Taxes”).  BUYER’s indemnity obligations will exist regardless of the manner in which such charges are imposed (whether imposed upon SELLER, BUYER, all or part of an Aircraft, the Engines or otherwise).  Specifically excluded from the tax indemnification obligation of BUYER and “Buyer Taxes” are the following (“Excluded Taxes”):

(i) any taxes imposed as a result of the failure of SELLER to comply with its obligations under this Agreement or non-performance in relation to any applicable laws governing such obligations;

(ii) any taxes arising as a result of the gross negligence or willful misconduct of SELLER or the breach by SELLER of any of its representations or obligations under this Agreement;

(iii) capital gains, franchise, or business and occupation taxes or taxes imposed in respect of SELLER’s income, profits, reserves, earnings, capital or worth (regardless of how imposed, including by withholding), or any other doing business taxes, or taxes similar to or in substitution for any thereof;

(iv) any taxes arising solely as a result of SELLER having a place of business in the Delivery Location or any location relevant to the imposition of taxes on the sale, purchase and delivery of an Aircraft hereunder;

(v) any taxes imposed by any non-United Stated Federal, State or local taxing authority provided that no change is made after the date hereof to the definition of “Delivery Location” whereby such definition is expanded to include non-United States jurisdictions.

In addition to the foregoing, SELLER shall defend, indemnify and hold BUYER harmless from and against any and all claims, demands, costs, fees and expenses arising out of taxes, duties, fees, costs or impositions of any kind arising prior to each Sale.

10.3                                                    After-Tax Basis

                                                                            The amount which each party is required to pay with respect to any taxes indemnified against under Articles 10.1 and 10.2 is an amount sufficient to restore SELLER on an after-tax basis to the same position as such party would have been in had such taxes not been incurred.

10.4                                                    Timing of Payment

                                                                            Any amount payable to the other party pursuant to this Article 10 will be paid within ten (10) days after receipt of a written demand therefor accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided, however, that such amount need not be paid by the indemnifying party prior to the earlier of (i) the date any tax is payable to the appropriate Government Entity or taxing authority (if no contest is being pursued under (ii)) or (ii) in the case of amounts which are being contested by the indemnifying party in good faith or by the indemnified party pursuant to Article 10.5, the date such contest is finally resolved.

10.5                                                    Contests

If a claim is made against an indemnified party for taxes with respect to which an indemnifying party is liable for a payment or indemnity hereunder, the indemnified party will promptly give the indemnifying party notice in writing of such claim; provided, however, that an indemnified party’s failure to give notice will not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party has been materially prejudiced by the failure to provide, or delay in providing, such notice. So long as (i) the indemnifying party has provided the indemnified party, at the indemnified party’s request, with an opinion of independent tax counsel that a reasonable basis exists for contesting such claim, and (ii) adequate reserves have been made for such taxes or, if required, an adequate bond has been posted , then the indemnified party, at the indemnifying party’s written request, will in good faith, with due diligence and at the indemnifying party’s expense, contest (or permit the indemnifying party to contest in the name of the indemnified party) the validity, applicability or amount of such taxes. The indemnified party agrees to give its reasonable cooperation to the indemnifying party in any contest of the imposition of taxes for which an indemnifying party is liable hereunder, regardless of on whom or what imposed.

10.6                                                    Refunds

                                                                            Upon receipt by an indemnified party of a refund of all or any part of any taxes which an indemnifying party has paid, the indemnified party will pay to the indemnifying party the amount of such taxes refunded.

10.7                                                    Cooperation

                                                                            SELLER and BUYER will cooperate with one another in providing information which may be reasonably required to fulfill each party’s tax filing requirements and any audit information request arising from such filing.  In addition, BUYER and SELLER agree to furnish the other with such documents and certificates as the other party may reasonably request, and as it is entitled or required under applicable law to provide, in connection with any claim for exemption from or a reduced rate applicable to any taxes for which BUYER or SELLER may be responsible by applicable law or under this Agreement.

11.                                                           INDEMNITIES

11.1                                                    General Indemnity

With respect to each Aircraft, subject to Article 11.2, BUYER agrees to defend, indemnify and hold harmless SELLER, AeroTurbine, Inc., […***…], AerCap Ireland Limited, AerCap Cash Manager II Limited and each of their respective officers, directors, employees, agents and shareholders (individually, an “Indemnitee”, and, collectively, the “Indemnitees”) from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including reasonable legal fees, costs and related expenses) of every kind and nature (“Expenses”) which may be incurred by a Indemnitee on or after the Closing Date of such Aircraft arising directly or indirectly out of or in any way connected with:

(a) the ownership, possession, control, use or operation of such Aircraft (either in the air or on the ground) by BUYER or any Person after the Sale of such Aircraft; and

(b) any claim arising after the Sale that any design, article or material in such Aircraft or in the operation or use of such Aircraft constitutes an infringement of a patent, copyright, design or other proprietary right.

11.2                                                    Exception to General Indemnities

BUYER will be released from the indemnity (including defense and hold harmless obligations) provided for in Article 11.1 with respect to an Aircraft, and BUYER’s obligations under Article 11.1 shall exclude:

(i) Expenses of an Indemnitee that do not result from acts or omissions attributable to the ownership, possession, control, use or operation of such Aircraft after the Sale of such Aircraft.

(ii) Expenses of an Indemnitee caused by the willful misconduct or gross negligence of such Indemnitee or its employees, servants or agents;

(iii) Expenses of an Indemnitee resulting from the failure by the SELLER to comply with any of its express obligations under this Agreement or the other Operative Documents (unless such failure is caused by failure by the BUYER to comply with any of its express obligations under this Agreement or the other Operative Documents) or any representation or warranty given by the SELLER not being true and correct;

(iv) Expenses of an Indemnitee that are ordinary or usual operating or overhead expenses of such Indemnitee, except to the extent that the same arise on the occurrence of any breach by the BUYER of its obligations under this Agreement or the other Operative Documents;

(v) Expenses of an Indemnitee that are required to be borne by such Indemnitee in accordance with any other express provision contained in this Agreement or the other Operative Documents;

(vi) Expenses of an Indemnitee that are or represent taxes, duties, or other governmental imposition or loss of tax benefits whether or not indemnified under this Agreement (it being the agreement of the parties that responsibility, as between the parties, for taxes, duties and other governmental impositions, shall be covered by Articles 10.2 through 10.7 above);

(vii) Expenses of an Indemnitee arising out the liability of such Indemnitee or any of its officers, employees, servants or agents, as a manufacturer, supplier, vendor or maintenance or service provider;

(viii) Expenses of an Indemnitee attributable to the imposition or existence of a Security Interest affecting such Aircraft or any Part thereof created by or through any Indemnitee or for which such Indemnitee is responsible under this Agreement or the other Operative Documents.

11.3                                                    After-Tax Basis

                                                                            The amount which BUYER will be required to pay with respect to any Expense indemnified against under Article 11.1 will be an amount sufficient to restore the Indemnitee, on an after-tax basis, to the same position such Indemnitee would have been in had such Expense not been incurred.

11.4                                                    Timing of Payment

                                                                            It is the intent of the parties that each Indemnitee will have the right to indemnification for Expenses hereunder within ten (10) days after BUYER’s receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity; provided, however, the provisions hereof shall not limit the right of BUYER to contest claims and demands underlying the claim for indemnification so long as such contest is being pursued in good faith.

11.5                                                    Subrogation

                                                                            Upon the payment in full of any indemnity pursuant to this Article 11 by BUYER, BUYER (or its insurers) will be subrogated to any right of the Indemnitee in respect of the matter against which such indemnity has been made.

11.6                                                    Notice

                                                                            Each Indemnitee and BUYER will give prompt written notice to the other of any liability of which such party has knowledge for which BUYER, is, or may be, liable under Article 11.1 (taking into account Article 11.2); provided, however, that failure to give such notice will not terminate any of the rights of Indemnitees under this Article 11 except to the extent that BUYER has been materially prejudiced by the failure to provide such notice.

11.7                                                    Refunds

                                                                            If any Indemnitee obtains a recovery of all or any part of any amount which BUYER has paid to such Indemnitee, such Indemnitee will pay to BUYER the excess amount recovered by such Indemnitee.

11.8                                                    Defense of Claims

                                                                            BUYER and its insurers will have the right (in each such case at such Indemnitee’s sole expense) to investigate or, provided that BUYER or its insurers has not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to Article 11.1 and each Indemnitee will cooperate with BUYER or its insurers with respect thereto. If BUYER or its insurers are retaining attorneys to handle such claim, and are controlling the defense of such claim, then, to the extent the insurers of BUYER are involved, so long as such insurers agree, such counsel must be reasonably satisfactory to the Indemnitees.

11.9                                                    Other Indemnification

                                                                            BUYER will be obligated to indemnify and hold harmless any Indemnitee in accordance with the terms of this Article 11 and any Indemnitee may invoke BUYER’s obligations hereunder even though an Indemnitee also has received an agreement to indemnify and hold harmless with respect to the same matters from any other Person.

12.                                                           INSURANCE

12.1                              Liability Insurance

                                                                            From and after the Closing Date for an Aircraft, for a period of two (2) years, BUYER will carry, or cause any operator of such Aircraft to carry, aviation and airline general third party liability insurance to the extent of BUYER’s undertaking set forth in Articles 11.1 and 11.2 with insurers and through brokers (if applicable) reasonably acceptable to SELLER and subject to policy terms and conditions with respect to coverage of matters set forth in such Articles, and having the following terms and endorsements:

(a) Such insurance to be in an amount not less than the greater of (i) the amount set forth in item 11 of Exhibit J or (ii) such amount customarily carried by BUYER or such operator for similar aircraft in its fleet, in each case, per occurrence but in the aggregate in respect of Products Liability.

(b)  Include as additional insureds, the Indemnitees

(c) The additional insureds shall have no responsibility for payment of premium.

(d) Insurance is primary without rights of contribution in relation to any other insurance available to the Indemnitees.

(e) Severability of Interest endorsement.

(f) No cancellation or material change without (30) days advance written notice to SELLER.

12.2                                                    [RESERVED]

12.3                                                    Certification

Not less than two (2) Business Days prior to the Closing Date (and annually thereafter at each renewal during the period required hereunder), BUYER shall provide (or cause to be provided) to SELLER certificates of insurance (and reinsurance if applicable) together with a broker undertaking if applicable, and in customary form, confirming the insurances as required under Article 12.1 hereof.

13.                                                           REPRESENTATION AND WARRANTIES OF SELLER

With respect to each Aircraft, SELLER (including OWNER PARTICIPANT) represents and warrants to BUYER the following as of the date hereof and as of the Closing Date for such Aircraft:

13.1                                                    Corporate Status

SELLER is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. It has the power and authority to carry on its business as presently conducted, to enter into this Agreement and the other Operative Documents to which it is a party, and to perform its obligations hereunder and thereunder.

13.2                                                    Governmental Approvals

No authorization, approval, consent, license or order of, or registration with, or the giving of notice to any Government Entity is required for the valid authorization, execution, delivery and performance by SELLER of this Agreement and the other Operative Documents to which it is a party, other than the notices and filings specifically contemplated by Article 6 hereof.

13.3                                                    Binding

This Agreement and the other Operative Documents to which it is a party have been duly authorized, executed and delivered by SELLER and are valid, enforceable and binding obligations of SELLER except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights.

13.4                                                    No Breach

The execution and delivery of this Agreement and the other Operative Documents to which it is a party, the consummation by SELLER of the transactions contemplated herein and therein and compliance by SELLER with the terms and provisions hereof and thereof do not and will not contravene any Law applicable to SELLER, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of SELLER pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which SELLER is a party or by which SELLER or its properties or assets may be bound or affected.

13.5                                                    Title to Aircraft

On the Closing Date for such Aircraft and at time of Sale, SELLER shall have good, valid and marketable title in and to such Aircraft and will convey and transfer the same to BUYER, free and clear of all Security Interests (except for any prospective Contract of Sale in favor of BUYER pursuant to this Agreement), and SELLER will indemnify and defend BUYER, and hold BUYER harmless, in respect of any claims, losses, costs, expenses, charges or liabilities arising out of any defect or inaccuracy in, or claim contrary to, such title as so warranted, represented and conveyed.

13.6                                                    No Sovereign Immunity

SELLER is subject to civil commercial Law with respect to its obligations under this Agreement and the other Operative Documents to which it is a party and neither SELLER nor any of its assets is entitled to any right of immunity.

13.7                                                    No Suits

There are no suits or proceedings pending or, to SELLER’s knowledge, threatened against SELLER before any court or administrative agency against or affecting SELLER that, if adversely determined, would have a material adverse effect on SELLER’s ability to perform under this Agreement and the other Operative Documents to which it is a party.

13.8                                                    General Obligations

The obligations of SELLER under this Agreement and the other Operative Documents to which it is a party are direct, general and unconditional (except as otherwise set forth herein) obligations of SELLER and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of SELLER, with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance.

14.                                                           REPRESENTATIONS AND WARRANTIES OF BUYER

With respect to each Aircraft, BUYER represents and warrants to SELLER the following as of the date hereof and as of the Closing Date for such Aircraft:

14.1                                                    Corporate Status

                                                                            BUYER is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. It has the corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and the other Operative Documents to which it is a party and perform its obligations hereunder and thereunder.

14.2                                                    Governmental Approvals

                                                                            No authorization, approval, consent, license or order of, or registration with, or the giving of notice to any Government Entity is required for the valid authorization, execution, delivery and performance by the BUYER of this Agreement and the other Operative Documents to which it is a party, other than the notices and filings specifically contemplated by Article 6 hereof.

14.3                                                    Binding

                                                                            This Agreement and the other Operative Documents to which it is a party have been duly authorized, executed and delivered by BUYER and are valid, enforceable and binding obligations of BUYER except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights.

14.4                                                    No Breach

                                                                            The execution and delivery of this Agreement and the other Operative Documents to which it is a party, the consummation by BUYER of the transactions contemplated herein and therein and compliance by BUYER with the terms and provisions hereof and thereof do not and will not contravene any Law applicable to BUYER, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of BUYER pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which BUYER is a party or by which BUYER or its properties or assets may be bound or affected.

14.5                                                    Licenses

                                                                            BUYER holds all licenses, certificates and permits from applicable Government Entities in the United States necessary for the performance of its obligations under this Agreement and the other Operative Documents to which it is a party.

14.6                                                    No Sovereign Immunity

                                                                            BUYER, under the laws of Nevada or of any other jurisdiction affecting BUYER, is subject to private commercial law and suit. Neither BUYER nor its properties or assets is entitled to sovereign immunity under any such laws. BUYER’s performance of its obligations hereunder constitutes commercial acts done for commercial purposes.

14.7                                                    No Suits

                                                                            There are no suits or proceedings pending or threatened against BUYER before any court or administrative agency against or affecting BUYER which, if adversely determined, would have a material adverse effect on BUYER’s ability to perform under this Agreement and the other Operative Documents to which it is a party.

14.8                                                    General Obligations

                                                                            The obligations of BUYER under this Agreement and the other Operative Documents to which it is a party are direct, general and unconditional (except as otherwise set forth herein) obligations of BUYER and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of BUYER, with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance.

14.9                                                    Sale or Lease to Non-Permitted States, Countries or Jurisdictions

BUYER hereby covenants to SELLER that it will not lease or sell any Aircraft to any entity which is incorporated or operates in a state, country or jurisdiction to which the export and/or use of the Aircraft is not permitted under any sanctions, orders or legislation from time to time promulgated by any of: (i) the United Nations; (ii) the European Union; or (iii) US export controls.

15.                                                           TERMINATION OF AGREEMENT; REMEDIES FOR BREACH

15.1                                                    Termination of Agreement

                                                                            This Agreement will terminate […***…] as may be judicially determined pursuant to the exercise of remedies by a party for breach of the other party hereunder.

                                                                            Moreover: (a) if BUYER fails to purchase any Off-Lease Aircraft in breach of this Agreement, […***…]. Such termination by SELLER shall be effected by giving notice to BUYER thereof within the ten (10) Business Days following the Final Sale Date for the Off-Lease Aircraft […***…]. Such termination notice shall have immediate effect.  For the avoidance of doubt, such ten (10) Business Day period after such Final Sale Date shall not constitute a cure period for BUYER to rectify its breach of this Agreement.

(b)         if BUYER fails to purchase any Leased Aircraft in breach of this Agreement, […***…].  SELLER may exercise this termination right by sending written notice to BUYER within ten (10) Business Days after the Final Sale Date for the Leased Aircraft affected by BUYER’S breach.  For the avoidance of doubt, such ten (10) Business Day period after such Final Sale Date shall not constitute a cure period for BUYER to rectify its breach of this Agreement.

(c)          if the parties do not close on the sale of any Off-Lease Aircraft due to any of the events set forth in Article 4.1(a)-(d) hereunder, […***…].  BUYER may exercise this termination right by sending written notice to SELLER within ten (10) Business Days following the Sale Date for the Off-Lease Aircraft affected by one or more of the events in Article 4.1 (a) through (d) (but taking into account the 90-day period set forth in Article 3.3) for such Off-Lease Aircraft, which notice […***…] shall have immediate effect.  For the avoidance of doubt, such ten (10) Business Day period shall not constitute an extension of the 90-day period for SELLER to tender the Aircraft.

(d)         if the parties do not close on the sale of any Leased Aircraft due to the events set forth in Article 4.1(a)-(d) hereunder, […***…].  BUYER may exercise this termination right by sending written notice to SELLER within ten (10) Business Days following the Sale Date for the Leased Aircraft affected by one or more of the events in Article 4.1 (a) through (d) (but taking into account the 90-day period set forth in Article 3.3) for such Leased Aircraft.  For the avoidance of doubt, such ten (10) Business Day period shall not constitute an extension of the 90-day period for SELLER to tender the Aircraft.

(e)          If Total Loss occurs to an Aircraft prior to Sale of such Aircraft, this Agreement shall terminate in accordance with Article 3.4(b) and SELLER shall (without prejudice to Article 15.1(c)) return the Commitment Fee for such affected Aircraft to BUYER.

(f)            […***…]

15.2                                                    Remedies for Breach

                                                                            With respect to breach by any party of its respective obligations hereunder, nothing in this Agreement shall be construed to limit the respective rights of either party as against the other; […***…].  For the avoidance of doubt, the proviso in the immediately preceding sentence shall not apply to any of BUYER’s post-Sale obligations with respect to an Aircraft (including, but not limited to, its insurance and indemnity obligations under Articles 11 and 12 hereto).

16.                                                           NOTICES

16.1                                                    Manner of Sending Notices

                                                                            Any notice required or permissible under this Agreement will be in writing. Notices will be delivered in person (or air courier) or sent by telex, fax, or a letter (mailed airmail, certified and return receipt requested), addressed to the parties as set forth in Article 16.2.  In the case of delivery in person or by air courier or a telex or fax, notice will be deemed received upon actual receipt. In the case of a mailed letter, notice will be deemed received on the tenth (10th) day after mailing.

16.2                                                    Notice Information

Notices will be sent:

If to BUYER:	8360 S. Durango Drive
Las Vegas, Nevada 89113
United States of America
Attention: Jude Bricker, Director

Fax: 1 702-851-7301
Tel: 1 702-851-7300

With a copy to:	405 S. Roosevelt
Wichita, Kansas 67218
United States of America
Attention: Donna M. Schmidt

	Fax:	1 316-651-5013
	Tel:	1 316-683-5500

If to SELLERS:	AerCap Partners I Limited
AerCap House
Shannon, Co Clare
Ireland
Attention: Company Secretary

Fax: +353-61-723850
Tel: +353-61-723850

With a copy to:	AerCap Group Services, Inc.
100 NE Third Avenue, Suite 800
Fort Lauderdale, Florida 33301
Attention: Legal Counsel

	Fax:	1 954 760 7716
	Tel:	1 954 760 7777

or to such other places and numbers as either party directs in writing to the other party.

17.                                                           GOVERNING LAW AND JURISDICTION

17.1                                    New York Law

                                                            This Agreement will in all respects be governed by and construed in accordance with the Laws of the State of New York without regard to conflict of law principles.

17.2                                    Jurisdiction

                                                            The parties agrees that any court of the State of New York or any Federal Court of the United States of America located in New York, New York, shall have exclusive jurisdiction to hear or determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and the other Operative Documents and, for such purposes, irrevocably submits to the jurisdiction of such courts.  Each of the parties hereto consents to the service of process of out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to such party at its address set forth in Article 16 hereof. The foregoing, however, shall not limit the rights of the parties to the service of process in any other manner permitted by Law or the rights of the parties to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction.

17.3                                                    Waiver of Jury Trial.

EACH OF SELLER AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF SELLER AND BUYER REPRESENTS AND WARRANTS THAT EACH HAS REVIEWED AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS ARTICLE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT

18.                                                           MISCELLANEOUS

18.1                                                    No Brokers

                                                                            The Aircraft is being sold and purchased without a broker. If any person asserts any claim against SELLER or BUYER for fees or commissions by reason of any alleged agreement to act as a broker for either SELLER or BUYER in this transaction, the party for which said person claims to have acted will on demand defend, indemnify and hold harmless the other party from and against all claims, demands, liabilities, damages, losses, judgments and expenses of every kind (including legal fees, costs and related expenses) arising out of such claim.

18.2                                                    Confidentiality

                                                                            This Agreement and the other Operative Documents and all non-public information obtained by either party about the other are confidential and are between BUYER and SELLER only and shall not be disclosed by a party to third parties other than to a party’s (a) Board of Directors and employees, auditors, professional advisors, shareholders, and financiers; (b) as may be required to be disclosed under applicable law or regulations or for the purpose of legal proceedings, including enforcement); and (c) proposed transferee permitted under Article 18.10 below, provided such proposed transferee enters into an agreement of confidentiality reasonably acceptable to the non-transferring party,  without the prior written consent of the other party.  With respect to disclosure required as a result of applicable law, BUYER and SELLER will co-operate with one another to obtain confidential treatment as to the commercial terms and other material provisions of this Agreement; provided that if they are unable to obtain such confidential treatment and disclosure is required by applicable law, then such disclosure may be made in accordance with such law.   In addition, each of the parties shall be permitted to issue press releases announcing the transaction represented by this Agreement and each of the parties agrees to provide a copy of the press release to the other in advance of such release.

18.3                                                    Rights of Parties

                                                                            The rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under general Law. The rights of one party against the other party are not capable of being waived or amended except by an express waiver or amendment in writing. Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right; any defective or partial exercise of any such rights will not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on a party’s part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

18.4                                                    Further Assurances

                                                                            Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Law or reasonably requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Agreement and the other Operative Documents; including, without limitation, any disclaimers and/or waivers of interest of third parties in and to the Aircraft and any part thereof, if any documentation of record with the FAA and/or International Registry (including the deregistration supplied by SELLER at time of Sale) suggests rights of such third party in the Aircraft or any part thereof.

18.5                                                    Use of Word “Including”

                                                                            The term “including” is used herein without limitation and by way of example only.

18.6                                                    Headings

                                                                            All article and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Agreement. Any reference to a specific article, paragraph or section will be interpreted as a reference to such article, paragraph or section of this Agreement.

18.7                                                    Invalidity of any Provision

                                                                            If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

18.8                                                    Time of the Essence

                                                                            Time is of the essence in the performance of all obligations of the parties under this Agreement.

18.9                                                    Amendments in Writing

                                                                            The provisions of this Agreement may only be amended or modified by a writing executed by the parties hereto.

18.10                                             Assignment

Neither party hereto shall be entitled to assign or transfer all or any part of its respective rights or responsibilities hereunder without the consent of the other party; provided that, with respect to the Leased Aircraft only (i) SELLER shall, without the consent of BUYER, be permitted to assign all or any part of its rights or responsibilities hereunder to a transferee that (a) has a tangible net worth in the amount set forth in item 12 of Exhibit J at the time of transfer and (b) is not a commercial or charter airline in operation in North America, and (ii) BUYER shall, without the consent of SELLER, be permitted to assign all or any part of its rights or responsibilities hereunder to a transferee having a tangible net worth in the amount set forth in item 13 of Exhibit J at the time of transfer. The transferring party under the permitted transfers above shall give the non-transferring party reasonable notice of such transfer and the non-transferring party shall give its reasonable cooperation thereto.

18.11                                             Entire Agreement

                                                                            This Agreement and the other Operative Documents to which it is a party constitutes the entire agreement among the parties in relation to the sale of the Aircraft by SELLER to BUYER and the purchase by BUYER of the Aircraft from SELLER and supersedes all previous proposals, agreements and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

[signature page follows]

SIGNATURE PAGE

                         IN WITNESS WHEREOF, SELLERS and BUYER have caused this Agreement to be executed by their respective officers as of this 3rd day of March, 2010.

AERCAP PARTNERS I LIMITED, as Seller		SUNRISE ASSET MANAGEMENT, LLC, as Buyer

By:	[…***…]	By:	/s/ Jude Bricker
Name:	[…***…]	Name:	Jude Bricker
Title:	Attorney-in-fact	Title:	President

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee, as Seller (in respect of MSN 26963)

By:	/s/ Michael Arsanault
Name:	Michael Arsanault
Title:	Assistant Vice President

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee, as Seller (in respect of MSN 26964)

By:	/s/ Michael Arsanault
Name:	Michael Arsanault
Title:	Assistant Vice President

EXHIBIT A

AIRCRAFT DESCRIPTION

Category	Lease Expiry Date	Aircraft Type	Engine Type	MSN	ESN’s(1)		Lessee
Off-Lease Aircraft	N/A	Boeing 757	RB211-535E4	26964	30833	30825	[…***…]
Off-Lease Aircraft	N/A	Boeing 757	RB211-535E4	26963	30824	30867	[…***…]
Leased Aircraft	[…***…]	Boeing 757	RB211-535E4	26967	30835	30866	[…***…]
Leased Aircraft	[…***…]	Boeing 757	RB211-535E4	26966	30871	30872	[…***…]
Leased Aircraft(2)	[…***…]	Boeing 757	RB211-535E4	27235	31206	31209	[…***…]
Leased Aircraft(3)	[…***…]	Boeing 757	RB211-535E4	27236	31211	30870	[…***…]

(1) The Engines for a Leased Aircraft are subject to Lessee’s right under the related Lease Agreement to replace engines.

(2) […***…]

(3) […***…]

EXHIBIT B

BASE SALE PRICE

Aircraft	Base Sale Price
(in Dollars)
MSN 26963	[…***…]
MSN 26964	[…***…]
MSN 26966	[…***…]
MSN 26967	[…***…]
MSN 27235	[…***…]
MSN 27236	[…***…]

EXHIBIT C

FORM OF ACCEPTANCE CERTIFICATE

(MSN               )

Sunrise Asset Management, LLC (“BUYER”), [Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee under the MSN          Trust Agreement] and AerCap Partners I Limited (“SELLER”) do hereby agree as follows:

BUYER and SELLER have entered into an Aircraft Sale Agreement dated as of March       , 2010 (the “Sale Agreement”) pursuant to which BUYER has purchased the Aircraft bearing manufacturer’s serial number              (as further defined therein). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Sale Agreement.

BUYER has this      day of                   , 2010 (Time:                                    ) at                                                    accepted for purchase from SELLER:

One (1) Boeing 757-200 aircraft, bearing Manufacturer’s serial number               , together with two (2) Rolls-Royce RB211-535E4 engines bearing manufacturer’s serial numbers            and            and all Parts attached thereto, including as the “Aircraft” bearing manufacturer’s serial number              as further defined in the Sale Agreement (the foregoing collectively referred to hereinafter as the “Aircraft”); and

all Aircraft Documentation including all available manuals, logbooks, flight records and historical information regarding the Aircraft, Engines and Parts.

THE AIRCRAFT AND EACH PART THEREOF IS BEING SOLD IN ITS THEN “AS IS, WHERE IS” CONDITION ON THE CLOSING DATE, WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND BEING MADE OR GIVEN BY SELLER, ITS SERVANTS OR AGENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE,  OTHER THAN THE EXPRESS WARRANTY OF TITLE GIVEN IN THE BILLS OF SALE AND THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER AS SET FORTH IN ARTICLE 13 OF THE SALE AGREEMENT.

FROM AND AFTER THE DATE HEREOF, THE FOLLOWING SHALL APPLY:  SUBJECT TO THE TERMS OF THE FOREGOING PARAGRAPH BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER SPECIFICALLY DISCLAIMS, AND EXCLUDES HEREFROM (A) ANY WARRANTY AS TO THE AIRWORTHINESS, VALUE, DESIGN, QUALITY, MANUFACTURE, OPERATION, OR CONDITION OF THE AIRCRAFT; (B) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE; (C) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF FREEDOM FROM ANY RIGHTFUL CLAIM BY WAY OF PATENT INFRINGEMENT OR THE LIKE; (D) ANY IMPLIED REPRESENTATION OR WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (E) ANY EXPRESS OR IMPLIED WARRANTY REGARDING THE CONDITION OF THE AIRCRAFT; AND (F) ANY OBLIGATION OR LIABILITY OF SELLER ARISING IN CONTRACT OR IN TORT (INCLUDING STRICT LIABILITY OR SUCH AS MAY ARISE BY REASON OF SELLER’S NEGLIGENCE) ACTUAL OR IMPUTED, OR IN STRICT LIABILITY, INCLUDING ANY OBLIGATION OR LIABILITY FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT OR FOR ANY LIABILITY OF BUYER TO ANY THIRD PARTY OR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL

DAMAGE ARISING FROM ANY SUCH WARRANTIES DISCLAIMED. NO AGREEMENT ALTERING OR EXTENDING SELLER’S LIABILITY FOR WARRANTIES SHALL BE BINDING UPON SELLER UNLESS IN WRITING AND EXECUTED BY A DULY AUTHORIZED OFFICER OF SELLER. EXCLUDED FROM THE FOREGOING ARE SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 13 OF THE SALE AGREEMENT AND WARRANTY OF TITLE SET FORTH IN THE BILL OF SALE.

DELIVERY BY BUYER TO SELLER OF THIS ACCEPTANCE CERTIFICATE SHALL BE CONCLUSIVE PROOF AS BETWEEN SELLER AND BUYER THAT BUYER’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND THAT THE AIRCRAFT IS IN EVERY WAY SATISFACTORY TO BUYER.

Dated on the date set forth above.

AERCAP PARTNERS I LIMITED, as Seller	SUNRISE ASSET MANAGEMENT, LLC, as Buyer

By:	By:
Name:	Name:
Title:	Title:

[WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee, as Seller

By:
Name:
Title:]

EXHIBIT D

FORM OF BILL OF SALE

(MSN               )

AerCap Partners I Limited, a company limited by shares organized under the laws of Ireland [and Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee under the MSN          Trust Agreement] (“SELLER”) is the owner of full legal and beneficial title to the following equipment, all as described in the Aircraft Sale Agreement between SELLER and Sunrise Asset Management, LLC (“BUYER”) dated as of March       , 2010 (the “Sale Agreement”):

(Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Sale Agreement.)

One (1) Boeing 757-200 aircraft airframe bearing manufacturer’s serial number           .

Two (2) Rolls-Royce RB211-535E4 engines bearing manufacturer’s serial numbers            and           .

All appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment or property installed in or attached to such airframe and engines, including as the “Aircraft” as further defined and described under the Sale Agreement (the foregoing collectively the “Aircraft”).

For and in consideration of the sum of One Dollar ($1.00) and other valuable consideration, receipt of which is hereby acknowledged, SELLER does hereby sell, grant, transfer, sell, deliver and set over to BUYER and its successors and assignees forever all of SELLER’s right, title and interest in and to the Aircraft, to have and to hold the Aircraft for its and their use forever.

SELLER hereby warrants to BUYER that there is hereby conveyed to BUYER on the date hereof, good, valid and marketable title in and to the Aircraft free and clear of all Security Interests (except for any prospective Contract of Sale in favor of BUYER pursuant to this Agreement), and that SELLER will indemnify and defend BUYER, and hold BUYER harmless, in respect of any claims, losses, costs, expenses, charges or liabilities arising out of any defect or inaccuracy in, or claim contrary to, such title as so warranted, represented and conveyed.

Except for the aforesaid warranty of title and the representations and warranties of SELLER in the Sale Agreement, SELLER is selling the Aircraft on an “AS IS, WHERE IS” BASIS, WITHOUT ANY WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED PURSUANT TO THE DISCLAIMER OF WARRANTY AND ALL EXCEPTIONS THERETO AS SET FORTH IN ARTICLE 7.2 OF THE SALE AGREEMENT.

IN WITNESS WHEREOF we have set our hand this              day of               ,       .

AERCAP PARTNERS I LIMITED, as Seller

By:
Name:
Title:

[WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee, as Seller

By:
Name:
Title:]

EXHIBIT E

LEASE AGREEMENTS

1.                                       Aircraft Operating Lease Agreement […***…] between AerCap Partners I Limited […***…].

2.                                       Aircraft Operating Lease Agreement […***…] between AerCap Partners I Limited […***…].

3.                                       Aircraft Operating Lease Agreement […***…] between AerCap Partners I Limited […***…].

4.                                       Aircraft Operating Lease Agreement […***…] between AerCap Partners I Limited […***…].

5.                                       Amendment Agreement […***…] between AerCap Partners I Limited as Lessor […***…].

EXHIBIT F

DELIVERY CONDITIONS FOR OFF-LEASE AIRCRAFT

Capitalized terms used in this Exhibit F but not defined herein shall have the respective meaning ascribed to them in the Lease Agreements.

1.             GENERAL CONDITION OF AIRCRAFT

1.0           Any discrepancies noted by Buyer during its inspection of the Off-Lease Aircraft  from the delivery conditions listed in Sections 1.1 through 1.25 of this Exhibit F shall not be Seller’s responsibility if such discrepancy is associated with a standard work card of the S4C check inspection.

1.1           The Aircraft will have installed the full complement of engines and other equipment, parts and accessories and loose equipment as is normally installed in the Aircraft.

1.2           [intentionally omitted]

1.3           The Aircraft will have been maintained and repaired in accordance with the Maintenance Programme and the rules and regulations of the Aviation Authority.

1.4           The Aircraft will be airworthy and ready for ferry flight with all of its Parts and systems fully functional and operating within limits and/or guidelines established by the EASA or manufacturer at time of return by Lessee.

1.5           The Aircraft will be in working order and condition with all pilot discrepancies and deferred maintenance items cleared on a terminating action basis.

1.6           No special or unique Manufacturer or FAA inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types) will exist with respect to the Airframe, Engines and Parts and systems and any repairs shall meet the design specification of the Aircraft.

1.7           All repairs, Modifications and alterations made to the Aircraft or the addition or removal of Parts and systems will have been made in accordance with Manufacturer and Compliance Authority approved data, approved by the Aviation Authority and properly documented in accordance with the rules and regulations of the Aviation Authority and the Compliance Authority.

1.8           The Aircraft shall be in compliance with all Airworthiness Directives as of the date of return from Lessee.

1.9           The Aircraft and all its compartments will be substantially free from corrosion and will have been adequately treated against such corrosion.

1.10         The Aircraft will be free from any Security Interest and no circumstance will have so arisen whereby the Aircraft is or could become subject to any Security Interest, or right of detention or sale in favour of the Aviation Authority, any airport authority, or any other authority whatsoever.

1.11         [intentionally omitted].

1.12         [intentionally omitted].

1.13         Aircraft will be delivered in its current livery.

1.14         All interior and exterior lettering, signs and decals will be clean, secure and legible and will, in any event, be in the English language.

1.15         The Aircraft will be free of fuel, oil and hydraulic leaks beyond aircraft maintenance manual limits for continued operation without further inspection requirements. Any temporary leak repairs will have been replaced by permanent repairs.

1.16         The Aircraft will be in compliance with the Manufacturer’s storage program.

1.17         The Aircraft fluid reservoirs (including oil, hydraulic, water and waste tanks) will be serviced to full in accordance with Manufacturer’s requirements.

1.18         The fuselage will be free of major dents and abrasions, temporary repairs and loose or pulled or missing rivets, all windows will be substantially free of delamination, blemishes, crazing, all within airplane maintenance manual limits.

1.19         All ceilings, sidewalls, fairing panels and bulkhead panels will be serviceable, clean and free of cracks and stains and cosmetically acceptable and repainted or replaced if necessary. Floor coverings will be clean and effectively sealed.

1.20         Carpets, seat covers and any other material installed in cockpit and cabin will conform to the Aviation Authority’s and Compliance Authority’s fire resistance regulations.

1.21         All emergency equipment and other loose equipment will be properly installed In accordance with the Emergency equipment layout and in good condition in accordance with Loose Equipment Check List at delivery.

1.22         Seller shall touch up the paint in the cockpit in a neat and professional manner and replace illegible or unserviceable placards as required by Buyer.

1.23         In the cargo compartments, all panels will be in good condition, all nets and cargo restraining nets will be serviceable and in good condition.

1.24         All repairs accomplished on the Aircraft shall be Acceptable Repairs. For the avoidance of doubt, any DER Repairs installed on the Aircraft, including any Engine, must have been approved by the OEM.

1.25         The condition of the wing and tail leading edges will be within the Manufacturer limitations and any unpainted surfaces, cowlings and fairings will be treated in accordance with best industry’s practice and the Manufacturer’s maintenance requirements and recommendations.

2.             ENGINE CONDITION.

2.1           Each Engine will have at least 3,000 Flight Hours remaining before its next anticipated shop visit based on operation of the Engine at the same maximum thrust as at Delivery and each Engine will have at least 3,000 Cycles of LLP life remaining.

2.2           Each Engine shall have all the following checks and inspections accomplished to demonstrate the serviceability and anticipated remaining life of each Engine in accordance with this Letter of Intent:

(a)                                  pass a full and complete video borescope inspection in accordance with the latest revision of the aircraft maintenance manual performed after any power assurance or other engine run;

(b)                                 be capable of producing maximum certified thrust at all conditions with all parameters within airplane maintenance manual limits demonstrated by actual running of the Engine;

(c)                                  not have any performance deterioration higher than normal or any step changes with respect to engine trend monitoring data by reference to temperature margin, fuel consumption, rotor speed or oil pressure and temperature;

(d)                                 pass a spectrographic oil analysis programme (SOAP) check and magnetic chip detection inspection in accordance with the airplane maintenance manual; and

(e)                                  have a minimum of 10 degrees Celsius hot day exhaust gas temperature margin or similar measure of engine temperature at maximum certified thrust as evidenced by the current ECM report for each Engine.  In the event of a dispute between Seller and Buyer, or in the event that acceptable ECM data is not available for an Engine with respect to such margins, then Seller shall perform a full power ground run in accordance with test 13 of the AMM. The actual EGT at full power will be subtracted from the maximum allowable EGT in order to determine the margin.

3.             LANDING GEAR CONDITION

3.1           The landing gear and wheel wells will be clean, free of leaks and repaired as necessary.

3.2           The installed landing gear, components and associated actuators will have at least 18 Months remaining until next scheduled Overhaul in accordance with the Maintenance Programme and latest revision the MPD and the installed landing gear will have at least 4000 cycles of LLP life remaining.

4.             APU CONDITION

4.1           The APU will have at least 3,000 Flight Hours and 18 Months remaining before its next anticipated shop visit.

4.2           The APU shall have the following checks and inspections accomplished to demonstrate the serviceability and anticipated remaining life:

(a)                                  pass a full and complete video borescope inspection in accordance with the latest revision of the aircraft maintenance manual after completion of the APU power condition check run;

(b)                                 be capable of producing maximum air and electrical outputs at all conditions with all parameters within the latest revision of the aircraft maintenance manual limits demonstrated by performing an APU power condition check in accordance with the Aircraft maintenance manual;

(c)                                  not have any performance deterioration higher than normal or any step changes by reference to APU trend monitoring data with respect to temperature margin, fuel consumption, rotor speed or oil pressure and temperature; and

(d)                                 pass a spectrographic oil analysis programme (SOAP) check and magnetic chip detection inspection in accordance with the airplane maintenance manual.

5.             PARTS

5.1           Each Part and component which has a hard time limit will have 4,500 Flight Hours, 1,500 Cycles and 18 Months remaining, in accordance with the Maintenance Programme and/or the MPD.

5.2           Each Part that has a hard time limit less than the time remaining stated in Section 5.1 above shall have a full life remaining.

5.3           All “on-condition” and condition monitored Parts shall be serviceable.

5.4           Emergency equipment will be serviceable and have as a minimum 12 (twelve) months life remaining.

5.5           Buyer and Seller agree that certain Parts do not meet the requirements set forth in Sections 5.1-5.4 of this Exhibit but are nonetheless acceptable to Buyer.

6.             AIRCRAFT DOCUMENTATION.

6.1           Aircraft Documentation will have been maintained in accordance with the rules and regulations of the Aviation Authority and will meet the standard described in […***…], except that there will be no FAA 8110-3 form provided for any modifications, unless such form(s) are in the possession of SELLER.

6.2           The Aircraft Documentation will be in English and up-to-date.

6.3           Any Modifications or alterations or changes made to the Aircraft and which are not removed at Return shall have been incorporated into the appropriate manuals and not as supplements.

The Off-Lease Aircraft will meet the Manufacture’s CMP for ETOPS operations as described in the records and certified by the Lessee, or Boeing Configuration, Maintenance and Procedures for ETOPS, Boeing Document number D011N002.

For the avoidance of doubt, the parties acknowledge that LESSEE is a […***…] and that the Engines to be sold and delivered to BUYER hereunder have been or are being returned from LESSEE in a condition befitting such operator.

EXHIBIT G

[intentionally omitted]

EXHIBIT H

FORM OF TECHNICAL ACCEPTANCE CERTIFICATE

(MSN               )

Sunrise Asset Management, LLC (“BUYER”), [Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as owner trustee under the MSN          Trust Agreement] and AerCap Partners I Limited (“SELLER”) do hereby agree as follows:

BUYER and SELLER have entered into an Aircraft Sale Agreement dated as of March       , 2010 (the “Sale Agreement”) pursuant to which BUYER has agreed to purchase the Aircraft bearing manufacturer’s serial number              (as further defined therein) subject to the terms and conditions of the Sale Agreement. Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Sale Agreement.

BUYER has this      day of                   ,          (Time:                                    ) at                                                    technically accepted the condition of the Aircraft described below subject to the terms of Article [5.1 for Off-Lease Aircraft and Article 5.2 for Leased Aircraft]:

One (1) Boeing 757-200 aircraft, bearing Manufacturer’s serial number               , together with two (2) Rolls-Royce RB211-535E4 engines bearing manufacturer’s serial numbers            and            and all Parts attached thereto, including as the “Aircraft” bearing manufacturer’s serial number              as further defined in the Sale Agreement (the foregoing collectively referred to hereinafter as the “Aircraft”); and

all Aircraft Documentation including all available manuals, logbooks, flight records and historical information regarding the Aircraft, Engines and Parts.

Dated on the date set forth above.

AERCAP PARTNERS I LIMITED, as Seller	SUNRISE ASSET MANAGEMENT, LLC, as Buyer

By:	By:
Name:	Name:
Title:	Title:

[WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee, as Seller

By:
Name:
Title:]

EXHIBIT I

FORM OF GUARANTEE

EXHIBIT J

CONFIDENTIAL AMOUNTS

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